Exhibit 10.39
                                                                   -------------

                        AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 30th day of July, 2002 by and among IMPROVENET, INC., a
Delaware  corporation  ("IMPV"),   ETECHLOGIX,   INC.,  an  Arizona  corporation
("ETECH"), ETECH ACQUISITION, INC., an Arizona corporation and a wholly owned subsidiary of IMPV ("Merger Sub").



                                  RECITALS

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Arizona Revised Statutes (the "ARS"), IMPV, ETECH and Merger Sub intend to enter into a business combination transaction whereby the parties desire that IMPV acquire all of the outstanding capital stock and equity interests of ETECH by means of a merger (the "Merger") of Merger Sub with and into ETECH.

      B. For federal income tax purposes, the parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

      C. The parties hereby set forth the terms, considerations and conditions of the Merger.

      NOW THEREFORE, in consideration of the promises, representations, mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                  ARTICLE 1
                                 THE MERGER

     1.1 The Merger.

          (a) At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into ETECH in accordance with the provisions of the ARS, the separate corporate existence of Merger Sub shall cease and ETECH shall continue as the surviving corporation (the "Surviving Corporation"). The "Effective Time" shall occur upon the filing with the Arizona Corporation Commission of articles of merger (the "Articles of Merger") substantially in the form of Exhibit A attached hereto and executed in accordance with the applicable provisions of the ARS, or at such


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later time as may be agreed to by IMPV and ETECH and  specified  in the Articles of Merger.  Provided  that this  Agreement has not been  terminated  pursuant to
Article 10, the parties will cause the Articles of Merger to be filed with the Arizona Corporation Commission at the Closing as described in Section 1.2 below).

          (b) The Merger shall have the effects set forth in Title 10 Chapter 11
Article 1 of the ARS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either ETECH or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of ETECH and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of ETECH and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

     1.2 Closing Procedures.

          (a)  Closing Date.

            The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m. (Pacific Daylight Time) at the offices of IMPV, within two business days following the date on which the last of the conditions set forth in Article 7 (other than the filing of the Articles of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date (as hereinafter defined) or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          (b)  Closing Deliveries.

            At Closing, IMPV and ETECH shall each deliver any undelivered items of the items set forth in Section 8, and ETECH shall deliver the $250,000 balance of the New Capital (as defined below).

          (c)  Effective Time.

            Upon (i) confirmation of receipt by IMPV of the $250,000 balance of the New Capital, and (ii) IMPV's receipt of evidence reasonably satisfactory to it that the total amount of the Buyback Price (as defined below) payable in aggregate to all holders of Buyback Interests (as defined below) who tendered their securities in the tender offer related to the Share Buyback (the "Buyback Amount") is immediately available for payment by IMPV, IMPV shall cause the Articles of Merger to be filed with the Arizona Corporation Commission.

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          (d)  Share Buyback.

              Immediately after confirmation to IMPV by telephone or facsimile that the Articles of Merger have been filed, the Buyback Price shall be irrevocably paid into escrow for the exclusive benefit of the tendering holders of Buyback Interests, and for the exclusive purpose of paying the Buyback Price to such holders.

          (e) Reconstitution of the Board of Directors.

              Upon written confirmation to IMPV and ETECH that the Buyback Amount has been received in escrow (the "Buyback Closing"), the letters of resignation described in Section 2.1 shall become effective and the Board of Directors shall be reconstituted as described in Section 2.1.


     1.3 Conversion of Securities.

          At the Effective Time, by virtue of the Merger and without any action on the part of IMPV, Merger Sub, ETECH or the holders of any of their respective securities:

          (a) Each share of common stock of ETECH, no par value per share ("ETECH Common Stock"), outstanding immediately prior to the Effective Time shall be automatically converted (subject to Sections 1.3(e), 1.4 and 1.5 below) into the right to receive, and shall be exchangeable for 5,555.555556 shares (the "Common Stock Exchange Ratio") of validly issued, fully paid and non-assessable share(s) of the common stock of IMPV, $.001 par value per share (the "IMPV Common Stock").

          (b) Each unexpired option to purchase ETECH Common Stock that is outstanding at the Effective Time, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an exercisable option to purchase a number of shares of IMPV Common Stock equal to the number of shares of ETECH Common Stock that could be purchased under such option multiplied by 5,555.555556, at a price per share of IMPV Common Stock equal to the per share exercise price of $0.05.

          (c) Each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Following the Effective Time, each share evidencing ownership of such shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) For purposes of this Agreement, "Merger Consideration" shall mean, with respect to the conversion of the ETECH Common Stock, the Convertible Loans and options to acquire ETECH Common Stock (collectively, the "ETECH Equity Interests") into the right to receive IMPV Common Stock and options to acquire


                                   -3-


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IMPV  Common  Stock,  the  number of shares of IMPV  Common  Stock or options to acquire IMPV Common Stock into which the ETECH Equity Interests are converted pursuant to Sections 1.3(a), (b) and (c) of this Agreement.

          (e) Notwithstanding the provisions contained in Sections 1.3(a), 1.3(b), 1.3(c), 1.3(d) and 1.4 of this Agreement, the maximum aggregate number (the "Cap") of shares of IMPV Common Stock that IMPV shall be obligated to issue in exchange for or pursuant to the Merged Interests (as defined below) shall be 37,500,000. For purposes of this Agreement, the "Merged Interests" shall consist of all shares of ETECH Common Stock outstanding as of immediately prior to the Effective Time, and any option outstanding immediately prior to the Effective Time, whether or not then convertible into or exercisable for shares of ETECH Common Stock, any warrant, convertible note or security or any other class or type of equity interest or right to acquire an equity interest in ETECH. If the number of shares of IMPV Common Stock that IMPV would, but for this Section 1.3(e), be required to issue under this Agreement in exchange for or pursuant to the Merged Interests exceeds the Cap, then the number of shares of IMPV Common Stock that IMPV shall be required to issue to each holder of any Merged Interest shall be reduced proportionately based upon the relative number of shares of IMPV Common Stock to which each such holder would otherwise be entitled upon the full exchange, conversion or exercise of all Merged Interests held by such holder.

     1.4 Exchange of Share Certificates; Fractional Shares.

          (a) As soon as practicable after the Effective Time and upon the surrender to IMPV of any certificate (a "Certificate") that immediately prior to the Closing represented any shares of ETECH Common Stock, IMPV shall, subject to
Section 1.4(d) and Article 11 hereof, if such Certificate represented shares of stock which were converted in the Merger into the right to receive the Merger Consideration, distribute to the person in whose name such Certificate shall have been issued, a certificate registered in the name of such person representing the Merger Consideration payable in respect of such shares. Each Certificate so surrendered shall forthwith be cancelled.

          (b) If certificates for shares of IMPV Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to IMPV or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of IMPV Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of IMPV or any agent designated by it that such tax has been paid or is not payable.

          (c) In the event that any Certificates have been lost, stolen or destroyed, IMPV shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing shares of IMPV Common Stock into which the shares of ETECH Common Stock represented by such Certificates were converted pursuant to Section 1.3; provided, however, that IMPV may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of IMPV Common Stock, require the owner of such lost, stolen or destroyed


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Certificates  to  deliver  a bond in such  sum as it may  reasonably  direct  as indemnity against any claim that may be made against IMPV or the Surviving Corporation or agent designated by IMPV with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (d) At and after the Closing, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of ETECH Common Stock. Each share of IMPV Common Stock into which shares of ETECH Common Stock shall be converted in the Merger shall be deemed to have been issued on the Closing Date.

          (e) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of IMPV Common Stock shall be issued in the Merger and no IMPV Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of shares of ETECH Common Stock and ETECH Preferred Stock who would otherwise have been entitled to receive a fraction of a share of IMPV Common Stock upon surrender of certificates for exchange pursuant to this Article shall be entitled to receive from IMPV one share of IMPV Common Stock.

          (f) As soon as practicable after the Closing, IMPV shall deliver notice to each holder of an unexpired option to purchase ETECH Common Stock of the conversion of such option.

     1.5 Tax-Free Merger.

          It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Accordingly, both prior to and after the Closing Date, each party's books and records shall be maintained and federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax-free merger under Section 368(a) of the Code (unless a court of competent jurisdiction renders a determination (as defined in Section 1313(a)(1) of the Code) that the Merger does not qualify as such). Each party shall provide to each other such information, reports, returns or schedules as may be reasonably required to assist such party in accounting for reporting the Merger being so qualified.

     1.6 Taking Necessary Action.

          If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with all right, title and possession to all assets, property, rights, privileges, powers and franchises of ETECH and Merger Sub, the officers and directors of ETECH, IMPV and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE 2
                              ADDITIONAL TERMS

     2.1 Board of Directors.

          On the date hereof or as soon as practicable hereafter, five directors of IMPV shall deliver to the Chairman of the IMPV Board of Directors letters of resignation, to be effective at, and on condition of, the Buyback Closing. After the effectiveness of such letters of resignation, the remaining director(s) shall appoint Jeffrey I. Rassas, Homey J. Farsi and Naser Ahmad (the "Appointed Directors") to fill the vacancies left by such resignations. The Appointed Directors shall be appointed to hold office until a successor is properly elected and qualified. All existing officers of IMPV will resign their current positions immediately after the effectiveness of such letters of resignation. These resignations shall constitute Terminations without Cause as described in the Change of Control Agreements held by Ron Cooper, Don Gaspar and Bill Crosby. Severance payments to be made under the Change of Control Agreements are deemed to be liabilities of IMPV for which IMPV shall make reasonable provision pursuant to Section 5.12, are conditional upon the Effective Time and shall be paid as soon as practicable after the Effective Time.

     2.2 Share Buyback.

          (a) Upon the execution of this Agreement IMPV shall take all necessary and appropriate actions to initiate a share buyback (the "Share Buyback") for the benefit of the IMPV stockholders who held their shares before the Effective Time and all holders of any option, warrant, convertible note or security or any other class or type of equity interest or right to acquire an equity interest in IMPV (the "Prior IMPV Shareholders"). For purposes of this Agreement, the "Buyback Interests" shall consist of all shares of IMPV Common Stock outstanding as of the time of the Share Buyback, and any option outstanding as of the time of the Share Buyback that is convertible into or exercisable for shares of IMPV Common Stock at an exercise price equal to or less than $0.15 per share, any unexpired warrant as of the time of the Share Buyback that is convertible into or exercisable for shares of IMPV Common Stock at a strike price equal to or less than $0.15 per share, any convertible note or security or any other class or type of equity interest or right to acquire an equity interest in IMPV. Simultaneously with the signing hereof, each of the ETECH stockholders, option holders and any others to receive the Merger Consideration (the "New IMPV Shareholders") shall deliver an agreement (a "Share Buyback Waiver") in the form attached hereto as Exhibit B, agreeing not to participate in the Share Buyback. Through the Share Buyback, IMPV will offer to purchase, for a twenty (20) business day period, the shares of IMPV Common Stock of the Prior IMPV Shareholders at a price per share of IMPV Common Stock equal to the number represented by (X) IMPV's cash balance at the Closing including the New Capital of $500,000 (as defined below), reduced by (i) the amount of cash required to pay all liabilities as required pursuant to Section 5.12; (ii) $100,000 and
(iii) by the amount of any shortfall in the balance of IMPV's collectible accounts receivable aged no more than 120 days, net of allowances for uncollectible accounts (the "Collectible Accounts Receivable") at Closing below $500,000, based on IMPV's estimate on the Buyback Pricing Date, divided by (Y) the number of shares of IMPV Common Stock represented by the Buyback Interests


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(the "Buyback Price"). The Buyback Pricing Date shall be the closest practicable date preceding the printing of the final tender offer statement to be used in connection with the Share Buyback (the "Tender Offer Statement"). Simultaneously with the signing hereof, holders of shares of IMPV Common Stock held by Alta Partners, August Capital and ARCH, and each director of IMPV, shall agree to tender their shares to IMPV in the Share Buyback.

          (b) IMPV and ETECH shall use their reasonable best efforts to take any action required to be taken under applicable state blue sky or securities laws in connection with the Share Buyback pursuant hereto; provided, ETECH shall provide IMPV its reasonable cooperation and assistance in providing information respecting ETECH as IMPV shall reasonably require in order to assure that the Share Buyback meets all requirements of applicable state and federal securities laws and in order to permit IMPV to make such filings, or obtain such permits or qualifications, as may be required in connection therewith, including preparation of the Tender Offer Statement. IMPV and ETECH shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences. The information provided and to be provided by IMPV and ETECH, respectively, for use in the Share Buyback shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Notwithstanding any provision to the contrary contained herein, IMPV represents that, to the best of its knowledge, the total number of shares of IMPV Common Stock represented by the Buyback Interests shall not exceed 18,004,374.

          (d) Notwithstanding anything to the contrary contained herein, the Buyback Closing is expressly conditioned upon the Closing of this Agreement, and the Closing of this Agreement is expressly conditioned on the Buyback Closing.

     2.3 New Capital. Deposit. Break-Up Fee.

          ETECH shall secure total capital of $500,000 (the "New Capital"), which will be funded to IMPV as follows:

          (a) A deposit of $150,000 of the New Capital shall be provided by ETECH upon execution of the Agreement; and an additional $100,000 deposit shall be provided no later than August 15, 2002 (the "Deposit"). The Deposit shall not be refundable unless the Agreement fails to close because (i) of a failure by IMPV to satisfy any condition of the Closing in the Agreement applicable to it (other than as a result of a breach of this Agreement by ETECH), (ii) IMPV has received an Alternate Proposal (as defined in Section 5.6) and has elected to accept it; or (iii) IMPV fails to receive a fairness opinion as set forth in
Section 7.1(k) or Section 7.1(m). If IMPV fails to close the Agreement because it has elected to accept a superior proposal, in addition to refunding the Deposit, it shall pay to ETECH a fee of $250,000 (the "Break-up Fee."). Should ETECH be unable to provide the additional $100,000 deposit by August 15, 2002, the initial deposit of $150,000 shall not be refunded.

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          (b) Funding of $250,000 of the New Capital shall be made by ETECH upon
Closing of the Agreement as set forth in Section 1.2(b). Funding of this $250,000 of New Capital is expressly conditioned upon the Closing of the Agreement and the completion of all other steps necessary to complete the Share Buyback. If this Agreement fails to close under circumstances described in Clause (ii) of Section 2.3(a), then the sole remedy of ETECH shall be the return of the Deposit and payment of the Break-up Fee.



                                  ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ETECH

            ETECH represents and warrants to IMPV as follows:

     3.1 Organization, Capacity and Authority.

          (a) ETECH has been duly organized and is validly existing and in good standing under the laws of the State of Arizona and has the full corporate power and authority to own its properties; to carry on its business as now being conducted and to perform its obligation under all contracts by which it is bound. ETECH is duly qualified and in good standing as a foreign corporation in the states set forth on Schedule 3.1(a) hereto and is not required to qualify in any other state as a foreign corporation, where any failure to do so would have an adverse effect on the transaction contemplated hereby or on the business, assets, results of operations, financial condition or prospects individually or in the aggregate in excess of $100,000 (a "Material Adverse Effect") on ETECH.

          (b) Each wholly or partially owned subsidiary (singularly "ETECH Subsidiary" and collectively, the "ETECH Subsidiaries") of ETECH, is set forth on Schedule 3.1(b) hereto. Each ETECH Subsidiary has been duly organized and is validly existing and in good standing under the laws of its state of organization as set forth in Schedule 3.1(b) and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. Each ETECH Subsidiary is duly qualified as a foreign corporation in the states set forth on Schedule 3.1(b) and is not required to qualify in any other state as a foreign corporation, where the failure to do so would have a Material Adverse Effect. Except as noted on Schedule 3.1(b), ETECH owns 100% of the outstanding equity interest of each of the ETECH Subsidiaries.

          (c) ETECH has delivered or made available to IMPV a true and correct copy of the Articles of Incorporation and Bylaws of ETECH and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "ETECH Charter Documents"), and each such instrument is in full force and effect. ETECH is not in violation of any provision of the ETECH Charter Documents. None of the ETECH Subsidiaries is in violation of its Articles or Certificate of Incorporation or Bylaws or other similar governing instruments, except for such violations as are not material to ETECH and its subsidiaries taken as a whole. ETECH has delivered or made available to IMPV all proposed or considered amendments to the ETECH Charter Documents.

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          (d) ETECH has all  requisite  corporate  power and  authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of ETECH, and all other necessary corporate action by ETECH has occurred and no other corporate proceeding on the part of ETECH is necessary to authorize this Agreement or the transactions contemplated hereby. Prior to the Closing, ETECH shall have secured affirmative votes from the requisite number of shareholders under the ARS approving the Merger.

          (e) Except as set forth on Schedule 3.1(b), ETECH does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.2 No Conflict, Breach or Default.

          The execution and delivery of this Agreement and the performance by ETECH of the terms hereof do not (a) assuming the approval of this Agreement and the transactions contemplated hereby by ETECH's stockholders, conflict with or result in a violation of the Articles of Incorporation or Bylaws or other organizational documents of ETECH or any ETECH Subsidiary, or (b) violate any order, writ, judgment or decree to which ETECH or any ETECH Subsidiary is a party or is subject, or (c) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ETECH or any ETECH Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which ETECH or any ETECH Subsidiary is bound or by which ETECH or any ETECH Subsidiary or any of their properties or assets may be bound, except, in the case of this clause (c), where such conflict, violation, default, termination, cancellation or acceleration would not individually or in the aggregate with other defaults, have a Material Adverse Effect on ETECH.

     3.3 Approvals and Consents.

          Except for the filing of the Articles of Merger with the Arizona Corporation Commission, and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related laws) and except as set forth on Schedule 3.3 hereto, no approval, authorization, consent, exemption, registration, filing or other action by or filing with any court, administrative agency or commission, taxing authority or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity(ies)") is required to be obtained or made by ETECH in connection with the execution and delivery by ETECH of this Agreement or the transactions contemplated herein.

     3.4 Valid Obligation.

          This Agreement constitutes a legal, valid and binding obligation of ETECH enforceable against ETECH in accordance with its terms, except that (a) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.5 Capital Stock of ETECH.

          The authorized capital stock of ETECH consists of 1,000,000 shares of ETECH Common Stock, of which 5,400 shares are issued and outstanding. ETECH has $150,000 of convertible promissory notes, which are convertible into 270 shares of ETECH Common Stock (the "Convertible Loans"). ETECH has awarded options to purchase 142 shares of ETECH Common Stock. All outstanding shares of ETECH Common Stock have been duly and validly authorized and issued, and are fully-paid and non-assessable, and there exist no preemptive rights of any present or former stockholders of the ETECH Common Stock. All outstanding securities of ETECH have been offered, sold, issued and delivered in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.5, ETECH has no other (i) outstanding securities convertible into or exercisable for its capital stock and no other agreements of any nature whatsoever whereby ETECH may, under any circumstances, be obligated to issue, sell, repurchase or redeem additional shares of its capital stock, (ii) voting agreements, trusts, proxies or other similar agreements with respect to voting of its capital stock, or (iii) registration rights, right of first refusal, preemptive rights, anti-dilution rights, co-sale, stockholders', buy-sell or similar agreements relating to the sale or transfer of its capital stock.

     3.6 ETECH Financial Statements.

          (a) Schedule 3.6(a) hereto sets forth a listing of audited financial statements of ETECH delivered to IMPV including details of all fixed assets for the years ending December 31, 2000 and 2001 and unaudited interim financial statements for the quarter ended March 31, 2002 (collectively, the "ETECH Financial Statements"). The ETECH Financial Statements are true, accurate and complete in all material respects and present fairly the financial position of ETECH and all ETECH Subsidiaries as of the dates stated and the results of the operations of ETECH and all ETECH Subsidiaries for the periods stated and have been prepared in accordance with GAAP (except in the case of unaudited statements for the absence of footnotes and normal year-end audit adjustments).

          (b) Neither ETECH nor any ETECH Subsidiary have any liabilities or obligations of a material nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those disclosed in the most current ETECH Financial Statements provided to IMPV ("Current ETECH Financial Statements") or in Schedule 3.6(b) hereto.

     3.7 Books and Records.

          The books and records of ETECH and of each ETECH Subsidiary are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The books and records, financial and otherwise, of ETECH and each ETECH Subsidiary accurately set out and disclose in all material respects the financial position of ETECH and each ETECH Subsidiary, and all transactions of ETECH and each ETECH Subsidiary have been accurately recorded in all material respects in such books and records. The minute books of ETECH and each ETECH Subsidiary contain accurate and complete records of all meetings held of, and all material corporate actions taken by, its stockholders or Board of Directors or any committee of its Board of Directors of ETECH or such ETECH Subsidiaries.

     3.8 Regulatory Filings.

          ETECH and each ETECH Subsidiary has heretofore filed all reports, forms, registration statements and schedules as required pursuant to any applicable law. All such filings by ETECH and each ETECH Subsidiary complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

     3.9 Absence of Certain Changes and Events.

          Except as set forth in Schedule 3.9, since the date of the most current ETECH Financial Statements delivered to IMPV, there has not been any change in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of ETECH or any ETECH Subsidiary that has had or reasonably could be expected to have individually or in the aggregate with other changes a Material Adverse Effect on ETECH.

     3.10 No Breach of Statute, Decree or Order.

          Except as disclosed in Schedule 3.10, neither ETECH nor any ETECH Subsidiary is in default under, or in violation in any material respect of, any material applicable statute, law, ordinance, judgment, decree, order, rule or regulation of any Governmental Entity, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 3.10, there is no known or suspected material action, investigation, review or proceeding by any governmental body pending or threatened against ETECH or any ETECH Subsidiary relating to the conduct of its business, and, to the best of ETECH's knowledge, there is no basis for any such action or proceeding.

     3.11 Litigation.

          Except as disclosed in Schedule 3.11, there is no suit, claim, action, proceeding or governmental investigation now pending or, to the best knowledge of ETECH, threatened, nor, to the best of ETECH's knowledge, is there any condition or set of facts which will give rise to any litigation, against ETECH or any Subsidiary before any court, administrative or regulatory body or any governmental agency arising out of or relating to any aspect of the business, or any part of the properties, of ETECH or any ETECH Subsidiary, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.11, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding or, to the best knowledge of ETECH, threatened against ETECH or any ETECH Subsidiary relating to any aspect of its business or any part of its properties or that could prevent consummation of the transactions contemplated by this Agreement.

     3.12 Employee Benefit Plans; Employee Matters.

          (a)  Except  for the plans  and  arrangements  set  forth on  Schedule
3.12(a) (the "ETECH Plans"), neither ETECH nor any member of the ETECH Controlled Group (as hereinafter defined) now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding. For purposes of this Agreement, "ETECH Controlled Group" means a controlled or affiliated group within the meaning of Code section 414(b), (c), (m), or (o) of which ETECH is a member. ETECH has made available to IMPV correct and complete copies of all ETECH Plans (including a detailed written description of any ETECH Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to ETECH) and, with respect to each ETECH Plan, a copy of each of the following, as applicable: (i) the most recent favorable determination letter issued by the Internal Revenue Service and, to the knowledge of ETECH, nothing has occurred since the issuance of each letter that could reasonably be expected to cause the loss of the tax qualified status of any of the ETECH Plans subject to 401(a), (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments (vi) the nondiscrimination tests for the last three plan years, and (vii) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each ETECH Plan that describes the terms of the ETECH Plan.

          (b) Each ETECH Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation, ERISA and the Code, and ETECH and any member of the ETECH Controlled Group has performed all material obligations required to be performed by it under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the ETECH Plans. With respect to the ETECH Plans,
(i) any ETECH Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (ii) there has been no "prohibited transaction," as that term is defined in Section 406 of ERISA or Section 4975 of the Code; (iii) to the knowledge of ETECH, all contributions required to be made by ETECH or any member of the ETECH Controlled Group have been paid or accrued;
(iv) all requisite governmental reports (which were true and correct as of the date filed) have been prepared in good faith and properly and timely filed; and
(v) ETECH and any member of the ETECH Controlled Group has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (c) There are no actions, suits, grievances, arbitrations or other manner of dispute, or claims with respect to any ETECH Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any ETECH Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA section 3(21)) of such ETECH Plan, and ETECH has no knowledge of any facts that could give rise to any action, suit, grievance, arbitration or other manner of dispute, or claim.

          (d) Neither ETECH nor any member of the ETECH Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Code section 4980B.

          (e) Except as set forth on Schedule 3.12(e), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any ETECH Plan or ETECH Employment Contract (as hereinafter defined), trust or loan that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any former or current employee or director.

          (f) No ETECH Plan provides retiree medical or retiree life insurance benefits to any person and ETECH is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (g) Schedule 3.12(g) sets forth a true and complete list of each of the following agreements, arrangements and commitments to which ETECH or any ETECH Subsidiary is a party or by which it may be bound (the "ETECH Employment Contracts"): (i) each employment, consulting, agency or commission agreement not terminable without liability to ETECH or any ETECH Subsidiary upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of ETECH or any ETECH Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ETECH or any ETECH Subsidiary of the nature contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of ETECH or any ETECH Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each equity incentive plan and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. True and complete copies of each ETECH Employment Contract, amendments thereto and written interpretations thereof, have been made available to IMPV.

          (h) Except as set forth on Schedule 3.12(h), neither ETECH nor any ETECH Subsidiary has any legally binding plan or commitment to enter into new or modify existing ETECH Employment Contracts, nor does it have any intention to do any of the foregoing.

          (i) No work stoppage or labor strike against ETECH or any ETECH Subsidiary is pending, threatened or reasonably anticipated. Neither ETECH nor any ETECH Subsidiary knows of any activities or proceedings of any labor union to organize any of its employees.

     3.13 Permits and Licenses.

          ETECH and each ETECH Subsidiary has such permits, licenses and authorities as required by any Governmental Entity with jurisdiction over ETECH or any ETECH Subsidiary with respect to its business as currently conducted and to own or lease, operate and use its assets and properties, except where the failure to have such permits, licenses or authorities has not had and could not reasonably be expected to have a Material Adverse Effect on ETECH. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of ETECH and each ETECH Subsidiary as presently conducted in any jurisdiction complies in all material respects with all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any Governmental Entity to deny or rescind any approval for the conduct of the business of ETECH or any ETECH Subsidiary.

     3.14 Material Contracts.

          Attached hereto as Schedule 3.14 is a list of all contracts of ETECH and each ETECH Subsidiary (the "ETECH Material Contracts") (a) for an aggregate payment by or to it of more than $10,000, (b) extending for a term beyond 12 months, (c) relating to the disposition or acquisition of any material asset or any interest in any business enterprise, (d) containing a guaranty of liabilities or obligations of others, (e) containing any covenant limiting the freedom of ETECH or any ETECH Subsidiary to engage in any line of business or compete with any person or entity, or (f) for all policies of insurance in force as of the date hereof. True and complete copies of all ETECH Material Contracts have been delivered to IMPV. ETECH and each ETECH Subsidiary, as applicable, has fulfilled, or taken all actions necessary to enable it to fulfill when due its obligations under each of such contracts. To the best knowledge of ETECH, all parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default under such contracts.

     3.15 Tax Matters.

          The representations and warranties contained in this Section 3.15 are made as to federal and Arizona income taxes, federal social security taxes, federal and Arizona payroll and employee withholding taxes and Arizona sales, use and franchise taxes, and are made to the best knowledge of ETECH as to all other Taxes.

          (a) Except as set forth in Schedule 3.15(a), all Returns required to be filed by ETECH or any ETECH Subsidiary have been duly filed on a timely basis and all Returns filed by or on behalf of ETECH or any ETECH Subsidiary (including all attached statements and schedules) are true, complete and correct in all respects. No claim has been made or threatened in writing by any jurisdiction where ETECH or any Subsidiary does not file returns that ETECH or any ETECH Subsidiary is or may be subject to Taxes in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, except to the extent any nonpayment is reflected as a liability on the ETECH Financial Statements. No other Taxes are payable by ETECH or any ETECH Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns.

          (b) ETECH and each ETECH Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over to those Governmental Entities to which payment is required by law, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) No Return filed by or on behalf of ETECH or any ETECH Subsidiary contains any position that is or would be subject to penalties under section 6602 of the Code and the Regulations thereunder (and any corresponding provision of state, local or foreign law).

          (d) There are no liens on any of the assets of ETECH or any ETECH Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (e) Except as disclosed on Schedule 3.15(e), neither ETECH nor any ETECH Subsidiary has been included in an affiliated group of corporations, within the meaning of section 1504 of the Code or been a member of any combined or unitary group.

          (f) ETECH has furnished IMPV with true and complete copies of: (i) all Returns of ETECH and each ETECH Subsidiary for all tax periods since December 31, 1999, and (ii) all tax audit reports, work papers in ETECH's possession or control, statements of deficiencies or closing or other agreements received by ETECH, any ETECH Subsidiary or on any of their behalf relating to Taxes.

          (g) Neither ETECH nor any ETECH Subsidiary does business in, or derives a material amount of income from, any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to ETECH.

          (h)  Except for items disclosed on Schedule 3.15(h) attached hereto:

                 (i) None of the Returns of ETECH or any ETECH Subsidiary has ever been audited by a governmental or taxing authority and there are no audits, inquiries, investigations or examinations relating to any such Returns pending or, to the knowledge of ETECH, threatened in writing.

                (ii) No deficiencies exist or have been asserted in writing with respect to Taxes of ETECH or any Subsidiary and no written notice has been received by ETECH or any ETECH Subsidiary with respect to the failure to file any Return or pay any Taxes.

               (iii) Neither ETECH nor any ETECH Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has any such action or proceeding been asserted or, to the knowledge of ETECH, threatened in writing against ETECH, any ETECH Subsidiary or any of their respective assets.

                (iv) No extension of time to file any Return (which has not been filed) has been requested by or granted to ETECH or any ETECH Subsidiary. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of ETECH or any ETECH Subsidiary.

                 (v) Neither ETECH nor any ETECH Subsidiary is (or has ever been) a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any person other than ETECH and any ETECH Subsidiary.

                (vi) All liabilities for Taxes of ETECH or any ETECH Subsidiary that have been deferred from a period prior to the Effective Time to a period after the Effective Time are, to the extent required by GAAP, reflected in the Current ETECH Financial Statements.

               (vii) Neither ETECH nor any ETECH Subsidiary has ever been an "S corporation" under the Code.

              (viii) The aggregate liability of ETECH and the ETECH Subsidiaries for unpaid Taxes for all periods ending on or before December 31, 2001 determined on a GAAP basis does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) on the ETECH financial statements as of that date, and the aggregate liability of ETECH and the ETECH Subsidiaries for unpaid Taxes for all periods ending on or before the Effective Time determined on a GAAP basis will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of ETECH as of the Effective Time.

          (i) Subject to the items disclosed on Schedule 3.15(h) attached hereto:

                 (i) Neither ETECH nor any ETECH Subsidiary is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

                 (ii) Neither ETECH nor any ETECH Subsidiary has entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount subject to the provisions of Section 280G or Section 4999 of the Code or any similar provision of state, local or foreign tax law. For purposes of this representation, there shall be disregarded any obligation entered into after the Effective Time.

                 (iii) Neither ETECH nor any ETECH Subsidiary has made an election under Section 338 of the Code and no action has been taken that would result in any income tax liability to ETECH or any ETECH Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code.

                 (iv) No consent under Section 341(f) of the Code has been filed with respect to ETECH or any ETECH Subsidiary.

                 (v) Neither ETECH nor any ETECH Subsidiary has disposed of any property that is currently or as of any date subsequent to December 31, 2001 was being accounted for under the installment method.

                 (vi) Within the last four years, neither ETECH nor any ETECH Subsidiary has agreed to make, or has made, any adjustment under Code Section 481 by reason of a change in accounting method or otherwise.

                 (vii) Neither ETECH nor any ETECH Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                (viii) Neither ETECH nor any ETECH Subsidiary has made or will make a deemed dividend election under Treas. Reg. section 1.1502-32(f)(2) or a consent dividend under Section 565 of the Code.

                 (ix) None of the assets or operations of ETECH or any ETECH Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                 (x) Neither ETECH nor any ETECH Subsidiary has made any elections comparable to those described in this section under any state, local or foreign tax laws or is required to apply any rules comparable to those described in this Section under any state, local or foreign tax laws.

                 (xi) The transactions contemplated hereby are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (j) There are no transfer taxes (exclusive of income taxes) that will become due and payable as a result of the Merger transaction under Arizona, Delaware or federal law.

          (k) "Taxes" as used in this Agreement means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Entity or taxing authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers' compensation and other similar governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

          (l) "Returns" as used in this Agreement means all returns, declarations, reports, forms, claims for refund, estimates, information returns and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Governmental Entity in connection with any Taxes.

     3.16 Title to Properties.

          Except as disclosed in Schedule 3.16, ETECH and each ETECH Subsidiary has good and indefeasible title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets whether reflected on the Current ETECH Financial Statements or otherwise, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current ETECH Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisitions and dispositions in the ordinary course of business. ETECH and each ETECH Subsidiary has valid leasehold interests in, and enjoys peaceable and undisturbed possession under, all material leases under which it is operating, and all of its premises which are leased, are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which such premises are being utilized. Neither ETECH nor any ETECH Subsidiary has received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties. ETECH shall furnish IMPV with true and correct copies of all such leases.

     3.17 Environmental Matters.

          To the best knowledge of ETECH, ETECH and each ETECH Subsidiary has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by ETECH or any ETECH Subsidiary are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules, permits and regulations of any Governmental Entities relating to (i) errors or omissions,
(ii) discharges to the atmosphere, soils, surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; and the Occupational Safety and the Clean Air Act, as amended (collectively, "Environmental and Health Laws"). To the knowledge of ETECH or any ETECH Subsidiary, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against ETECH relating to violations of the Environmental and Health Laws. The Company has not received a notice of, and does not know or have any reason to suspect, facts which constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by ETECH or any ETECH Subsidiary in connection with the operation of its business or any activity of the business of ETECH or any ETECH Subsidiary which would result in a material violation or threatened violation of any Environmental and Health Laws.

     3.18 Intellectual Property.

          (a) ETECH owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade dress, business names, product names, logos, slogans, domain names, technology, processes, schematics, know-how, trade secrets, computer software programs or applications (in both source code and object code form), design and program documentation, analysis, data flow diagrams, website content and all other tangible or intangible proprietary information or material ("Intellectual Property") used in the business of ETECH as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on ETECH.

          (b) Schedule 3.18 (b) lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered domain names and registered and unregistered copyrights that ETECH considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which ETECH is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which ETECH is a party and pursuant to which ETECH is authorized to use any third party patents, trademarks or copyrights, including software ("ETECH Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of ETECH. ETECH has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property, that would have a Material Adverse Effect on ETECH.

          (c) To the knowledge of ETECH, there has not been and currently is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property or any trade secret of ETECH, or any ETECH Third Party
Intellectual Property Right, by any third party, including any employee or former employee of ETECH. To the knowledge of ETECH, the operation of the business of ETECH as such business is currently conducted, including ETECH's design, development, marketing and sale of the products or services of ETECH (including with respect to products currently under development) has not, does not and will not infringe or misappropriate intellectual property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. ETECH has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to or by ETECH in the ordinary course of business.

          (d) ETECH is not, and will not be as a result of the execution and delivery of this Agreement or the performance of ETECH's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or ETECH Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks, registered domain names and copyrights held by ETECH are valid and subsisting and all necessary registration, maintenance and renewal fees, where currently required or where currently due, have been made. ETECH (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of ETECH, the manufacture, marketing, licensing or sale of the products and services of ETECH does not infringe any patent, trademark, service mark, copyright, trade secret, domain name or other proprietary right of any third party.

          (f) ETECH has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that ETECH does not already own by operation of law.

     3.19 Condition and Sufficiency of Assets.

          All real property and equipment of ETECH and each ETECH Subsidiary are structurally sound and in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses thereof. None of the real property or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repair that are not material. The real property and equipment are sufficient for the continued conduct of the business of ETECH and each ETECH Subsidiary.

     3.20 Accuracy of Statements.

          ETECH has disclosed to IMPV all facts required to be disclosed by this Agreement and material to the liabilities, assets, business, conditions, organization and operations (financial and otherwise) of ETECH and the ETECH Subsidiaries. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, document, instrument or information furnished or to be furnished by ETECH or any ETECH Subsidiary to IMPV in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

     3.21 Brokers' and Finders' Fees.

          ETECH has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22 Shareholder List and Disclosures to New ETECH Investors.

          The ETECH shareholder list set forth on Schedule 3.22 hereto correctly states with respect to each record holder of ETECH Common Stock: (a) the name of such holder; (b) the address of the principal residence, or in the case of a holder that is a business entity, the principal place of business, of such holder; and (c) the number of shares of ETECH Common Stock, as the case may be, held by such holder. Statements made by ETECH to investors providing any part of the New Capital (the "New Investors"), and materials provided to such investors by ETECH have not contained any untrue statement of a material fact or omitted to state a material face required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The New Investors are all "accredited investors" within the meaning of Rule 501(a) under the Securities Act, and, subject to ETECH's reasonable reliance on representations made by the New Investors, the sale of securities to the New Investors has been made in compliance with applicable state and federal securities laws; ETECH has not made a general solicitation of investors in connection with the sale of securities to the New Investors.

                                  ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF IMPV
                               AND MERGER SUB

            IMPV and Merger Sub hereby represent and warrant to ETECH as follows:

     4.1 Organization, Capacity and Authority.

          (a) IMPV has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. IMPV is duly qualified and in good standing as a foreign corporation in the states set forth on Schedule 4.1(a) hereto and is not required to qualify in any other state as a foreign corporation where the failure to do so would have a Material Adverse Effect on IMPV.

          (b) Each wholly or partially owned subsidiary (singularly "IMPV Subsidiary" and collectively, the "IMPV Subsidiaries") of IMPV, including Merger Sub, is set forth on Schedule 4.1(b) hereto. Each IMPV Subsidiary has been duly organized and is validly existing and in good standing under the laws of its state of organization as set forth in Schedule 4.1(b) and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. Each IMPV Subsidiary is duly qualified as a foreign corporation in the states set forth on Schedule 4.1(b) and is not required to qualify in any other state as a foreign corporation. Except as noted on Schedule 4.1(b), IMPV owns 100% of the outstanding equity interest of each of the IMPV Subsidiaries.

          (c) IMPV and Merger Sub have all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Boards of Directors of IMPV and Merger Sub and all other necessary corporate action by IMPV and Merger Sub has occurred and no other corporate proceeding on the part of IMPV or Merger Sub is necessary to authorize this Agreement or the transactions contemplated hereby. Prior to the Closing, IMPV shall have voted all of its shares of Merger Sub to approve the Merger.

     4.2 No Conflict, Breach or Default.

          The execution and delivery of this Agreement and the performance by IMPV and Merger Sub of its terms do not (a) conflict with or result in a violation of the certificate of incorporation or bylaws or other organizational documents of IMPV or any IMPV Subsidiary, (b) violate any order, writ, judgment or decree to which IMPV or any IMPV Subsidiary is a party or is subject, or (c) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of IMPV or any IMPV Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which IMPV or any IMPV Subsidiary is bound or by which IMPV or any IMPV Subsidiary or any of their properties or assets may be bound, except in the case of this clause (c), where such conflict, violation, default, termination, cancellation or acceleration would not, individually or in the aggregate with other defaults, have a Material Adverse Effect on IMPV.

     4.3 Approvals and Consents.

          Except for the filing of the Articles of Merger with the Corporation Commission of the State of Arizona, and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related laws), and as set forth on Schedule 4.3 hereto, no approval, authorization, consent, exemption, filing, registration or other action by or filing with any Governmental Entity is required in connection with the execution and delivery by IMPV and Merger Sub of this Agreement or the transactions contemplated herein or therein.

     4.4 Valid Obligation.

          This Agreement constitutes a legal, valid and binding obligation of IMPV and Merger Sub enforceable against each of them in accordance with its terms, except that (a) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.5 Validly Issued Shares; Securities Act Exemption; Blue Sky.

          (a) Upon issuance, all IMPV Common Stock to be issued to the stockholders of ETECH in exchange for the ETECH Common Stock will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of the capital stock of IMPV.

          (b)  Based upon the following assumptions:

               (i) Schedule 3.22 correctly lists all of the holders of record of the Merged Interests as of the date hereof;

              (ii) the information set forth in Schedule 3.22 with respect to each such holder is true, complete and correct;

             (iii) all relevant representations and warranties received by either ETECH or IMPV from any holder of ETECH Common Stock pursuant to Section 7.1(j) of this Agreement are true, correct and complete;

              (iv) the Closing occurs and any filings to be made after the Closing are promptly made;

               (v)   the  holders  of  Merged   Interests  are  all   accredited
                     investors or executive officers or directors of ETECH;

              (vi) the issuance of the Merger Consideration qualifies for exemption from registration under Rule 506 under the Securities Act of 1933 as amended (the "Securities Act") or, as to such officers and directors, Section 4(2) of the Securities Act, and Section 44-1844(A)(1) or 44-1844(A)(6) of the ARS

then, as of the Closing: (i) the issuance of the IMPV Common Stock to the ETECH Stockholders pursuant to the terms of this Agreement will constitute a transaction exempt from registration under the Securities Act; and (ii) IMPV will have obtained, all necessary Blue Sky law permits and qualifications, or will have available exemptions therefrom, for the issuance of the IMPV Common Stock to the stockholders of ETECH pursuant to the terms of this Agreement.

     4.6 Capital Stock of IMPV and Merger Sub.

          The authorized capital stock of IMPV consists of 100,000,000 shares, $.001 par value, of which, to the best knowledge of IMPV, 17,706,540 aggregate shares of Common Stock, $.001 par value and convertible Preferred Stock, $.001 par value (each convertible into one share of Common Stock), are issued and outstanding. Options to purchase 344,878 shares of Common Stock and warrants to purchase 1,441,850 shares of Common Stock are outstanding. The authorized capital stock of Merger Sub consists of 1000 shares of common stock, 100 of which are issued and outstanding. All of the issued and outstanding shares of Merger Sub are owned by IMPV. All the outstanding shares of IMPV Common Stock and Merger Sub common stock are duly and validly authorized and issued, fully-paid and non-assessable, and there exist no preemptive rights of any present or former stockholders of the IMPV Common Stock. Except as set forth in
Schedule 4.6, IMPV has no other (i) outstanding securities convertible into or exercisable for its capital stock and no other agreements of any nature whatsoever whereby IMPV may, under any circumstances, be obligated to issue, sell, repurchase or redeem shares of its capital stock (ii) voting agreements, trusts, proxies or other similar agreements with respect to voting of its capital stock, or (iii) registration rights, right of first refusal, co-sale, preemptive rights, anti-dilution rights, stockholders', buy-sell or similar agreements relating to the sale or transfer of its capital stock.

     4.7 IMPV Financial Statements.

          (a) Schedule 4.7(a) hereto sets forth a listing of financial statements of IMPV delivered to ETECH, including details of all fixed assets, other than the financial statements included in the IMPV Commission Filings as provided in Section 4.21 (collectively, the "IMPV Financial Statements"). The IMPV Financial Statements are true, accurate and complete in all material respects and present fairly the financial position of IMPV and its Subsidiaries as of the dates stated and the results of the operations of IMPV and its

Subsidiaries for the periods stated and have been prepared in accordance with GAAP, consistently applied with all adjustments as mandated by any agency or other authority (except in the case of unaudited statements for the absence of footnotes and normal year-end audit adjustments).

          (b) Neither IMPV nor any IMPV Subsidiary have any liabilities or obligations of a material nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those disclosed in the most current IMPV Financial Statements ("Current IMPV Financial Statements") or in Schedule 4.7(b) hereto.

     4.8 Books and Records.

          The books and records of IMPV and of each IMPV Subsidiary are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") where required, including the maintenance of an adequate system of internal controls. The books and records, financial and otherwise, of IMPV and each IMPV Subsidiary accurately set out and disclose in all material respects the financial position of IMPV and of each IMPV Subsidiary, and all transactions of IMPV and of each IMPV Subsidiary have been accurately recorded in all material respects in such books and records in accordance with GAAP. The minute books of IMPV and of each IMPV Subsidiary contain accurate and complete records of all meetings held of, and all material corporate actions taken by, the stockholders, Board of Directors or any committee of the Board of Directors of IMPV or such IMPV Subsidiaries.

     4.9 Regulatory Filings.

          IMPV and each IMPV Subsidiary has heretofore filed all reports, registration statements and schedules as required pursuant to any applicable law. All such filings by IMPV and each such IMPV Subsidiary complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

     4.10 Absence of Certain Changes and Events.

          Except as set forth in Schedule 4.10, since the date of the most current IMPV Financial Statements delivered to ETECH, there has not been any change in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of IMPV or any IMPV Subsidiary that has had or reasonably could be expected to have, individually or in the aggregate with other changes, a Material Adverse Effect on IMPV.

     4.11 No Breach of Statute, Decree or Order.

          Except as disclosed in Schedule 4.11, neither IMPV nor any Subsidiary is in default under, or in violation in any respect of, any material applicable statute, law, ordinance, judgment, decree, order, rule or regulation of any Governmental Entity, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 4.11, there is no known or suspected material action or proceeding by any Governmental Entity, pending or threatened against IMPV or any IMPV Subsidiary relating to the conduct of its business.

     4.12 Litigation.

          Except as disclosed in Schedule 4.12, there is no suit, claim, action, proceeding or governmental investigation now pending or, to the best knowledge of IMPV, threatened, against IMPV or any Subsidiary before any court, administrative or regulatory body or any governmental agency arising out of or relating to any aspect of the business, or any part of the properties, of IMPV or any IMPV Subsidiary, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.12, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding or, to the best knowledge of IMPV, threatened against IMPV or any IMPV Subsidiary relating to any aspect of its business or any part of its properties or that could prevent consummation of the transactions contemplated by this Agreement.

     4.13 Employee Benefit Plans; Employee Matters.

          (a) Except for the plans and arrangements set forth on Schedule 4.13(a) (the "IMPV Plans"), neither IMPV nor any member of the IMPV Controlled Group (as hereinafter defined) now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in ERISA section 3(3)) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding. For purposes of this Agreement, "IMPV Controlled Group" means a controlled or affiliated group within the meaning of Code section 414(b), (c), (m), or (o) of which IMPV is a member. IMPV has made available to ETECH correct and complete copies of all IMPV Plans (including a detailed written description of any IMPV Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to IMPV) and, with respect to each IMPV Plan, a copy of each of the following, as applicable: (i) the most recent favorable determination letter issued by the Internal Revenue Service and, to the knowledge of IMPV, nothing has occurred since the issuance of each letter that could reasonably be expected to cause the loss of the tax qualified status of any of the IMPV Plans subject to 401(a), (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments (vi) the nondiscrimination tests for the last three plan years, and (vii) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each IMPV Plan that describes the terms of the IMPV Plan.

          (b) Each IMPV Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation, ERISA and the Code, and IMPV and any member of the IMPV Controlled Group has performed all material obligations required to be performed by it under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the IMPV Plans. With respect to the IMPV Plans,
(i) any IMPV Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (ii) there has been no "prohibited transaction," as that term is defined in Section 406 of ERISA or Section 4975 of the Code; (iii) to the knowledge of IMPV, all contributions required to be made by IMPV or any member of the IMPV Controlled Group have been paid or accrued;
(iv) all requisite governmental reports (which were true and correct as of the date filed) have been prepared in good faith and properly and timely filed; and
(v) IMPV and any member of the IMPV Controlled Group has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (c) There are no actions, suits, grievances, arbitrations or other manner of dispute, or claim with respect to any IMPV Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any IMPV Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA section 3(21)) of such IMPV Plan, and IMPV has no knowledge of any facts that could give rise to any action, suit, grievance, arbitration or other manner of dispute, or claim.

          (d) Neither IMPV nor any member of the IMPV Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Code section 4980(b).

          (e) Except as set forth on Schedule 4.13(e), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any IMPV Plan or IMPV Employment Contract (as hereinafter defined), trust or loan that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any former or current employee or director.

          (f) No IMPV Plan provides retiree medical or retiree life insurance benefits to any person and IMPV is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980(b) of the Code.

          (g) Schedule 4.13(g) sets forth a true and complete list of each of the following agreements, arrangements and commitments to which IMPV or any Subsidiary is a party or by which it may be bound (the "IMPV Employment Contracts"): (i) each employment, consulting, agency or commission agreement not terminable without liability to IMPV or any Subsidiary upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of IMPV or any Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving IMPV or any Subsidiary of the nature contemplated by this Agreement;
(iv) each agreement with respect to any officer or other key employee of IMPV or any Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each equity incentive plan and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. True and complete copies of each IMPV Employment Contract, amendments thereto and interpretations thereof, have been made available to ETECH.

     4.14 Permits and Licenses.

          IMPV and each IMPV Subsidiary has such permits, licenses and authorities as required by any Governmental Entity with jurisdiction over IMPV or any IMPV Subsidiary with respect to its business as currently conducted and to own or lease, operate and use its assets and properties except where the failure to have such permits, licenses or authorities has not had and could not reasonably be expected to have a Material Adverse Effect on IMPV. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of IMPV and each IMPV Subsidiary as presently conducted in any jurisdiction complies in all material respects with all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any Governmental Entity to deny or rescind any approval for the conduct of the business of IMPV or any IMPV Subsidiary.

     4.15 Material Contracts.

          Attached hereto as Schedule 4.15 is a list of all contracts of IMPV and each IMPV Subsidiary (the "IMPV Material Contracts") (a) for an aggregate payment by or to it of more than $10,000, (b) extending for a term beyond 12 months, (c) relating to the disposition or acquisition of any material asset or any interest in any business enterprise, (d) containing a guaranty of liabilities or obligations of others, (e) containing any covenant limiting the freedom of IMPV or any IMPV Subsidiary to engage in any line of business or compete with any person or entity, or (f) for all policies of insurance in force as of the date hereof. True and complete copies of all IMPV Material Contracts have been delivered to ETECH. IMPV and each IMPV Subsidiary, as applicable, has fulfilled, or taken all actions necessary to enable it to fulfill when due its obligations under each of such contracts. To the best knowledge of IMPV, all parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default under such contracts.

     4.16 Tax Matters.

          The representations and warranties contained in this Section 4.16 are made as to federal and California income taxes, federal social security taxes, federal and California payroll and employee withholding taxes, California sales and use taxes, Delaware franchise taxes, and are made to the best knowledge of IMPV as to all other Taxes.

          (a) Except as set forth in Schedule 4.16(a), all Returns required to be filed by IMPV or any IMPV Subsidiary have been duly filed on a timely basis and all Returns filed by or on behalf of IMPV or any IMPV Subsidiary (including all attached statements and schedules) are true, complete and correct in all respects. No claim has been made or threatened in writing by any jurisdiction where IMPV or any Subsidiary does not file returns that IMPV or any IMPV Subsidiary is or may be subject to Taxes in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, except to the extent any nonpayment is reflected as a liability on the IMPV Financial Statements. No other Taxes are payable by IMPV or any IMPV Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).

          (b) IMPV and each IMPV Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over to those Governmental Entities to which payment is required by law, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) No Return filed by or on behalf of IMPV or any IMPV Subsidiary contains any position that is or would be subject to penalties under section 6602 of the Code and the Regulations thereunder (and any corresponding provision of state, local or foreign law).

          (d) There are no liens on any of the assets of IMPV or any IMPV Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (e) Except as disclosed on Schedule 4.16(e), neither IMPV nor any IMPV Subsidiary has been included in an affiliated group of corporations, within the meaning of section 1504 of the Code or been a member of any combined or unitary group.

          (f) IMPV has furnished ETECH with true and complete copies of: (i) all Returns of IMPV and each Subsidiary for all tax periods since April 30, 1998, and (ii) all tax audit reports, work papers in IMPV's possession or control, statements of deficiencies or closing or other agreements received by IMPV, any IMPV Subsidiary or on any of their behalf relating to Taxes.

          (g) Neither IMPV nor any IMPV Subsidiary does business in, or derives a material amount of income from, any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to ETECH.

          (h)  Except for items disclosed on Schedule 4.16(h) attached hereto:

                 (i) None of the Returns of IMPV or any IMPV Subsidiary has ever been audited by a governmental or taxing authority and there are no audits, inquiries, investigations or examinations relating to any such Returns pending or, to the knowledge of IMPV, threatened in writing.

                 (ii) No deficiencies exist or have been asserted in writing with respect to Taxes of IMPV or any Subsidiary and no written notice has been received by IMPV or any IMPV Subsidiary with respect to the failure to file any Return or pay any Taxes.

                 (iii) Neither IMPV nor any IMPV Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has any such action or proceeding been asserted or, to the knowledge of IMPV, threatened in writing against IMPV, any IMPV Subsidiary or any of their respective assets.

                 (iv) No extension of time to file any Return (which has not been filed) has been requested by or granted to IMPV or any IMPV Subsidiary. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of IMPV or any IMPV Subsidiary.

                 (v) Neither IMPV nor any IMPV Subsidiary is (or has ever been) a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any person other than IMPV and any IMPV Subsidiary.

                 (vi) All liabilities for Taxes of IMPV or any IMPV Subsidiary that have been deferred from a period prior to the Effective Time to a period after the Effective Time are, to the extent required by GAAP, reflected in the Current IMPV Financial Statements.

                 (vii) Neither IMPV nor any IMPV Subsidiary has ever been an "S corporation" under the Code.

                (viii) The aggregate liability of IMPV and the IMPV Subsidiaries for unpaid Taxes for all periods ending on or before April 30, 2002 determined on a GAAP basis does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) on the IMPV financial statements as of that date, and the aggregate liability of IMPV and the IMPV Subsidiaries for unpaid Taxes for all periods ending on or before the Effective Time determined on a GAAP basis will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of IMPV as of the Effective Time.

         (i) Subject to the items disclosed on Schedule 4.16(h) attached hereto:

                 (i) Neither IMPV nor any IMPV Subsidiary is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

                (ii) Neither IMPV nor any IMPV Subsidiary has entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount subject to the provisions of Section 280G or Section 4999 of the Code or any similar provision of state, local or foreign tax law. For purposes of this representation, there shall be disregarded any obligation entered into after Effective Time.

                (iii) Neither IMPV nor any IMPV Subsidiary has made an election under Section 338 of the Code and no action has been taken that would result in any income tax liability to IMPV or any IMPV Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code.

                 (iv) No consent under Section 341(f) of the Code has been filed with respect to IMPV or any IMPV Subsidiary.

                 (v) Neither IMPV nor any IMPV Subsidiary has disposed of any property that is currently or as of any date subsequent to December 31, 2001 was being accounted for under the installment method.

                 (vi) Within the last four years, neither IMPV nor any IMPV Subsidiary has agreed to make, or has made, any adjustment under Code Section 481 by reason of a change in accounting method or otherwise.

                 (vii) Neither IMPV nor any IMPV Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                 (viii) Neither IMPV nor any IMPV Subsidiary has made or will make a deemed dividend election under Treas. Reg. section 1.1502-32(f)(2) or a consent dividend under Section 565 of the Code.

                 (ix) None of the assets or operations of IMPV or any IMPV Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                 (x) Neither IMPV nor any IMPV Subsidiary has made any elections comparable to those described in this section under any state, local or foreign tax laws or is required to apply any rules comparable to those described in this Section under any state, local or foreign tax laws.

                 (xi) The transactions contemplated hereby are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (j) There are no transfer taxes (exclusive of income taxes) that will become due and payable as a result of the Merger transaction under California, Delaware or federal law.

     4.17 Title to Properties.

          Except as disclosed in Schedule 4.17, IMPV and each IMPV Subsidiary has good and indefeasible title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets whether reflected on the Current IMPV Financial Statements or otherwise, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current IMPV Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisitions and dispositions in the ordinary course of business. IMPV and each IMPV Subsidiary has valid leaseholds in, and enjoys peaceable and undisturbed possession under all material leases under which it is operating, and all of its premises which are leased, are in good condition and repair
(ordinary wear and tear excepted) and are suitable for the purposes for which such premises are being utilized. Neither IMPV nor any IMPV Subsidiary has received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties.

     4.18 Environmental Matters.

          To the best knowledge of IMPV, IMPV and each IMPV Subsidiary has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by IMPV or any Subsidiary are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any Governmental Entity relating to (i) errors or omissions, (ii) discharges to the atmosphere, soils, surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) Environmental and Health Laws. To the knowledge of IMPV, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against IMPV or any IMPV Subsidiary relating to violations of the Environmental and Health Laws. IMPV has not received a notice of, and does not know or have any reason to suspect, facts which constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by IMPV or any IMPV Subsidiary in connection with the operation of its business or any activity of the business of IMPV or any IMPV Subsidiary which would result in a material violation or threatened violation of any Environmental or Health Laws.

     4.19 Intellectual Property.

          (a) IMPV owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property used in the business of IMPV as currently conducted except to the extent that failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on IMPV.

          (b) Schedule 4.19(b) lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered domain names and registered and unregistered copyrights, which IMPV considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which IMPV is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which IMPV is a party and pursuant to which IMPV is authorized to use any third party patents, trademarks or copyrights, including software ("IMPV Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of IMPV.

          (c) To the knowledge of IMPV, there has not been and currently is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property or any trade secret of IMPV, or any IMPV Third Party
Intellectual Property Right, by any third party, including any employee or former employee of IMPV. To the knowledge of IMPV, the operation of the business of IMPV as such business is currently conducted, including IMPV's design, development, marketing and sale of the products or services of IMPV (including with respect to products currently under development) has not, does not and will not infringe or misappropriate intellectual property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. IMPV has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to or by IMPV in the ordinary course of business.

          (d) IMPV is not, and will not be, as a result of the execution and delivery of this Agreement or the performance of IMPV's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or IMPV Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks, registered domain names and copyrights held by IMPV are valid and subsisting and all necessary registration, maintenance and renewal fees, where currently required or where currently due, have been made. IMPV (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of IMPV, the manufacture, marketing, licensing or sale of the products and services of IMPV does not infringe any patent, trademark, service mark, copyright, trade secret, domain name or other proprietary right of any third party.

          (f) IMPV has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that IMPV does not already own by operation of law.

     4.20 Condition and Sufficiency of Assets.

          All real property and equipment of IMPV and each IMPV Subsidiary that is reasonably required for efficient operation of its properties and operation in the ordinary course of business is structurally sound and in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses thereof. The real property and equipment are sufficient for the continued conduct of the business of IMPV and each Subsidiary.

     4.21 IMPV Reports and Financial Statements.

          IMPV has made available to ETECH true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by IMPV with the Securities and Exchange Commission (the "Commission") since October 1, 1999 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "IMPV Commission Filings"). The IMPV Commission Filings constitute all of the documents (other than preliminary material) that IMPV was required to file with the Commission since such date. As of their respective dates, each of the IMPV Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the IMPV Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the IMPV Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission. IMPV has complied with all of the rules, regulations and requirements for trading of IMPV's common stock on the OTC Bulletin Board.

     4.22 Accuracy of Statements.

          IMPV has disclosed to ETECH all facts required to be disclosed by this Agreement and material to the liabilities, assets, business, conditions, organization and operations (financial and otherwise) of IMPV and the IMPV

Subsidiaries. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, documents, instrument or information furnished or to be furnished by IMPV or Merger Sub to ETECH in connection with this Agreement or any of the transactions contemplated hereby, or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

     4.23 Brokers and Finders' Fees.

          IMPV has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar changes in connection with this Agreement or any transaction contemplated hereby, except for fees associated with obtaining a fairness opinion.

     4.24 Employment Agreements.

          Except as set forth on Schedule 4.24, neither IMPV, nor any IMPV Subsidiary nor Merger Sub has any contractual obligation or commitment for employment, compensation, benefits, loans, or extension of credit to any director, officer, employee or agent of such entity.

     4.25 New Technologies.

          IMPV's new technologies, which provide telephony capabilities for linking contractors and home improvement clients and provide on line credit card payments by contractors, are operational.

     4.26 Accounts Receivable.

          The balance of IMPV's Collectible  Accounts Receivable is set forth on
Schedule 4.26. In the event that the balance of Collectible Accounts Receivable is less than $500,000 at the Closing, then the difference between the actual balance of the Collectible Accounts Receivable and $500,000 shall be deducted from the cash available for the Share Buyback as described in Article 2.2.



                                  ARTICLE 5
                         COVENANTS OF ETECH AND IMPV

     5.1 Access to Information.

          ETECH shall provide IMPV, its counsel, accountants and other representatives, and IMPV shall provide ETECH, its counsel, accountants and other representatives, full access, from and after the date of this Agreement, to all of their respective properties, books, contracts, commitments and records, and each shall furnish to the other during such period all such information concerning its affairs as the other may reasonably request. In addition, each shall make its officers, personnel and vendors available to discuss with the designated representatives of the other the substance of all documents, financial statements and other information provided by the party to the other and such other matters as either party shall deem pertinent to the transactions contemplated by this Agreement.

     5.2 Conduct of Business.

          Except as otherwise consented to in writing by the other, from the effective date of execution of this Agreement until the Closing Date or the date of termination of this Agreement, each of ETECH and IMPV shall:

          (a) maintain and operate its properties in a manner consistent with the efficient operation of its business and conduct its business only in the ordinary course, provided that ETECH acknowledges that IMPV has been preparing for the liquidation of its business or sale of its principal assets and has reduced staff and operational flexibility significantly as a result. It shall not be considered to be in the ordinary course of its business to make any acquisition (i) of direct or indirect ownership or control of voting shares of any other corporation, or (ii) of any interest in any partnership, joint venture, association or similar organization, other than shares acquired in satisfaction of a security interest or of a debt previously contracted or in a fiduciary or custodial capacity. In this regard, IMPV shall make no expenditure in excess of $10,000 without the prior written consent of ETECH and ETECH shall make no expenditure in excess of $10,000 without the prior written consent of IMPV. ETECH shall provide to IMPV such management, staffing, technical and administrative support as reasonably necessary to enable IMPV to continue its operations without payment by IMPV.

          (b) punctually pay and discharge all Taxes, assessments and governmental charges lawfully imposed upon it or any of its property, or upon the income and profits thereof; provided, however, that nothing herein contained shall require a party to pay or discharge any Tax assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate proceedings unless property essential to the conduct of its business will be lost, forfeited or materially endangered.

          (c) maintain its existence as a corporation in good standing under the laws of its state of organization and comply in all material respects with all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to its business or its properties, except while contesting the validity of any of the foregoing in good faith and by appropriate proceedings.

          (d) notify the other of the commencement of any material litigation against it or of the existence of any adverse business conditions threatening its continued, normal business operations or of any agreement, consent or order involving its operations.

          (e) at all times maintain, preserve and keep its properties in good repair, working order and condition in all material respects so that the business carried on in connection therewith may be properly and advantageously conducted.

          (f) make  every   reasonable   effort  to  fulfill  its   contractual
obligations and to maintain in effect its insurance as currently in effect.

          (g) use its reasonable best efforts to preserve its business relations with its present customers.

          (h) use its reasonable best efforts to assure, to the extent within its control, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement.

     5.3 Negative Covenants.

          Prior to the Closing Date or the termination of this Agreement, neither ETECH nor IMPV shall, unless the other shall have otherwise consented in writing and except as contemplated herein:

          (a) amend its Articles or Certificate of Incorporation or Bylaws, except to the extent necessary to effect the transactions contemplated by this Agreement.

          (b) issue, sell or otherwise dispose of any shares of its capital stock or any of its securities convertible into or representing a right or option to purchase any such shares or enter into other agreements to issue or sell any shares of its capital stock or change the presently outstanding shares of such stock into a greater or lesser number of shares either by way of a recapitalization, reorganization, consolidation of shares or the like, or by way of a merger or consolidation, other than the issuance by IMPV of its own common stock upon the exercise of any warrants or outstanding stock options granted under the respective company's stock option plan currently in effect, if any, including amendments thereto and in the case of ETECH, the issuance of securities of ETECH for the New Capital.

          (c) other than the Share Buyback, purchase, redeem, retire or otherwise acquire or sell, hypothecate, pledge or otherwise encumber, any shares of its capital stock.

          (d) declare, set aside, make or pay stock or cash dividends on any share of its capital stock or make any other distribution of assets to the holders of any shares of its capital stock.

     5.4 Continued Relationships.

          ETECH shall preserve intact the business of ETECH and each ETECH Subsidiary and IMPV shall preserve intact the business of IMPV and each IMPV Subsidiary and keep available the services of their respective officers and employees and maintain good relationships with suppliers, customers and others having business relationships with any of the parties, and shall not cause any change in the business, condition or results of operations which may have an adverse effect on any the assets, business, condition or prospects of the respective party.

     5.5 Confidentiality.

          (a) Except as contemplated by this Agreement, as required by law or otherwise expressly consented to in writing by IMPV and ETECH, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, (i) IMPV or ETECH may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (ii) IMPV may, at any time after the date of this Agreement, file with the Commission a form 8-K pursuant to the Exchange Act with respect to the transactions contemplated by this Agreement, which Form 8-K may include, among other things, financial statements and pro forma financial information with respect to ETECH, (iii) as soon as reasonably practicable after the date of this Agreement, IMPV and ETECH agree to cooperate in the making of a joint press release related to the transactions contemplated hereby. Prior to the Closing Date or termination of this Agreement, ETECH shall cooperate with IMPV and provide such information and documents as may be required in connection with any such filings, and (iv) ETECH may disclose information related to this Agreement and the transactions contemplated thereby to selected third parties for the purpose of securing the New Capital, provided ETECH obtains written assurances that any material nonpublic information shall be kept in confidence and the recipients shall not trade IMPV stock while in possession of material nonpublic information.

          (b) If the Closing is not consummated, each party will hold, and each party will cause its respective Subsidiaries to hold, in absolute confidence any information obtained from another party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) or (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so. Notwithstanding the foregoing, IMPV or ETECH may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law.

     5.6 No Solicitation.

          (a) ETECH, IMPV and those acting on behalf of either will not, and ETECH and IMPV will use their reasonable best efforts to cause their officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than the other and its officers, employees, and agents, concerning any merger, other business combination, sale of substantial assets, or similar transaction involving either or any sale of any of their capital stock or of the capital stock or other securities or assets of either. Each will notify the other as promptly as practicable (but in no case later than 48 hours) after receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit (i) sale of IMPV Common Stock as contemplated under this Agreement or (ii) providing information to others in a manner in keeping with the ordinary conduct of the parties' business, or providing information to Governmental Entities or (iii) ETECH providing information to selected third parties for the purpose of securing the New Capital.

          (b) Notwithstanding the first two sentences of Section 5.6(a), prior to the Closing, IMPV may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any third party in response to an unsolicited proposal by such third party to acquire in any manner at least fifty percent of the IMPV's outstanding shares or fifty percent of the assets of IMPV (an "Alternate Proposal") if a majority of the IMPV Board of Directors determines in good faith that such Alternate Proposal could reasonably result in a superior proposal to the transactions contemplated by this Agreement. IMPV shall deliver notice in writing to ETECH of its acceptance of an Alternate Proposal as soon as practicable thereafter, and in any event no later than 24 hours thereafter.

     5.7 Notification of Certain Matters.

          Between the date hereof and the Closing Date, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except for changes permitted or contemplated by this Agreement),
(ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article 7 hereof to be satisfied or (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party. Without limiting the generality of the foregoing, IMPV shall deliver notice in writing to ETECH of its knowledge of any circumstance that will prevent the delivery of the fairness opinion described in Section 7.1(k) or
(m) as soon as practicable thereafter.

     5.8 Actions by Merger Sub.

          In its capacity as the sole stockholder of Merger Sub, IMPV shall cause Merger Sub to approve and adopt the Merger and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Merger Sub shall not conduct any other business, and will have no other assets or liabilities.

     5.9 Directors' and Officers' Indemnification.

          (a) The indemnification provisions of the organizing documents, bylaws or any indemnification agreement of IMPV and the Surviving Corporation as in effect immediately following the Effective Time shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the indemnification rights thereunder, unless such modification is required by law.

          (b) After the Closing, IMPV will pay the deductible amount on the D&O policy put in place with IMPV for the three-year period after the Closing of the Agreement (the "Tail Policy") in the event any payment is made under such policy on a covered claim against a former director of the IMPV Board who served as a director before the Closing of the Agreement or person who served as an officer of IMPV before the Closing (collectively, the "Former Officers and Directors").

          (c) After the Closing, IMPV shall take no action to amend, cancel or reduce the benefits under the Tail Policy.

          (d) The Former Officers and Directors are intended third party beneficiaries of this Section 5.9.

     5.10 Continuation of Benefits.

          ETECH agrees to assume obligations of IMPV after the Effective Time to pay all post-termination benefits to employees under Code section 4980(b), provided that all costs of such benefits (other than administration) shall be borne by the employees as provided in the Code, and to pay all post-termination benefits under severance agreements and Change of Control agreements. The employees of IMPV prior to the Effective Time are intended to be third-party beneficiaries of this Agreement.

     5.11 Costs.

          Each of the Parties shall pay its own cost of preparing the disclosure materials for, and reviewing the contents of, the Tender Offer Statement.

     5.12 Existing Liabilities.

          Except for the AT&T Liability, IMPV shall make reasonable provision for the payment of all of its known existing liabilities prior to Closing.

     5.13 AT&T Liability.

          ETECH will negotiate a resolution of the IMPV liability to AT&T Corp. (the "AT&T Liability") in the form of a written release or other binding instrument reasonably satisfactory to IMPV to be delivered prior to Closing.

     5.14 Disclosures to New Investors.

          As of the date hereof, before any use or distribution of disclosure materials to New Investors or potential New Investors, ETECH shall provide a copy of such materials for IMPV's approval, which shall be at IMPV's reasonable discretion. ETECH agrees that such materials shall include all substantive information from the final Tender Offer Statement to be prepared in connection with the Share Buyback, if the Tender Offer Statement has been prepared at the time that ETECH desires to use or distribute the disclosure materials for securing the New Capital as required in Section 2.3 of this Agreement. The information provided by IMPV and ETECH, respectively, for disclosure to the New Investors shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.15 Delivery of Updated Disclosure Schedules.

          Prior to the Closing, ETECH and IMPV (together with Merger Sub) shall each deliver to the other party Disclosure Schedules setting forth any facts necessary to make their respective representations and warranties in this Agreement true in all material respects on the Closing Date.



                                  ARTICLE 6
                     TAX REPRESENTATIONS AND WARRANTIES

     6.1 IMPV Representations and Warranties.

          IMPV hereby represents and warrants to ETECH as follows:

          (a) IMPV has no current plan or intention to reacquire any of its capital stock issued in the Merger.

          (b) As of immediately before the Merger, IMPV will be in "control" of Merger Sub within the meaning of Section 368(c) of the Code.

          (c) Except under circumstances in which doing so would not cause the Merger to fail to be treated as a reorganization under Section 368 of the Code, IMPV has no current plan or intention to (a) liquidate ETECH; merge ETECH with or into another corporation; sell or otherwise dispose of the capital stock of ETECH except for transfers of capital stock to a corporation that is a member of IMPV's "qualified group" as defined in Treas. Reg. section 1.368-1(d)(4)(ii); or
(b) cause ETECH to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by ETECH.

          (d) The liabilities of Merger Sub assumed by ETECH and the liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business or solely for purposes of implementing the Merger.

          (e) Following the Merger, IMPV will cause ETECH to continue its historic business or use a significant portion of its historic business assets in a business.

          (f) IMPV does not own, nor has it owned during the past five years, any shares of the capital stock of ETECH.

          (g) Neither IMPV nor Merger Sub is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

          (h) Neither IMPV nor Merger Sub is under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     6.2 ETECH Representations and Warranties.

          ETECH hereby represents and warrants to IMPV as follows:

          (a) Following the Merger, ETECH will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by ETECH to dissenters, amounts paid by ETECH to shareholders who receive cash or other property, amounts used by ETECH to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by ETECH will be included as assets of ETECH immediately prior to the Merger.

          (b) In the Merger, shares of capital stock representing "control" of ETECH within the meaning of Section 368(c) of the Code will be exchanged for voting stock of IMPV. For purposes of this representation, shares of capital stock of ETECH exchanged for cash or other property originating with IMPV shall be treated as outstanding stock of ETECH on the date of the Merger.

          (c) ETECH has no current plan or intention, nor does it have any obligation, to issue any shares of ETECH capital stock that would result in IMPV losing "control" of ETECH within the meaning of Section 368(c) of the Code.

          (d) ETECH does not own, nor has it owned during the past five years, any shares of the capital stock of IMPV.

          (e) On the date of the Merger, the fair market value of the assets of ETECH will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets of ETECH are subject.

          (f) ETECH is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

          (g) Agreements not to participate in the Share Buyback shall have been received from any recipient of Merger Consideration who did not deliver such an agreement at the signing of this Agreement.

          (h) Neither ETECH nor any ETECH Subsidiary is under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     6.3 Joint Representations and Warranties.

          Each of IMPV, Merger Sub and ETECH (each a "Party") hereby represents and warrants to each other Party as follows:

          (a) Each Party believes the fair market value of IMPV capital stock and any other consideration received by each ETECH shareholder will be approximately equal to the fair market value of the ETECH capital stock surrendered in the exchange.

          (b) Each Party, and the shareholders of ETECH will pay their respective expenses, if any, incurred in connection with the Merger.

          (c) There is no intercorporate indebtedness existing between IMPV and ETECH or between Merger Sub and ETECH that was issued, acquired, or will be settled at a discount.

                                  ARTICLE 7
                            CONDITIONS PRECEDENT

     7.1 Conditions to the Obligation of IMPV to Close.

          The obligation of IMPV to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          (a) each of the representations and warranties of ETECH contained in this Agreement shall be true when made and, with such changes as indicated in any Disclosure Schedule provided to IMPV prior to the Closing, shall be true in all material respects on and as of the Closing Date; each of the covenants and agreements of ETECH to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and IMPV shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed by the Chief Executive Officer of ETECH;

          (b) the final date for the acceptance of the tender offer made with respect to the Share Buyback shall have occurred;

          (c)  (intentionally omitted);

          (d) ETECH shall have obtained all requisite approval of its stockholders to the consummation of the transactions contemplated by this Agreement; IMPV shall have received a Share Buyback Waiver from any recipient of Merger Consideration who did not deliver a Share Buyback Waiver at the signing hereof;

          (e) there shall not have been issued or be in effect any order of any court, agency or other tribunal of competent jurisdiction which has the effect of prohibiting or prohibits the performance of the Agreement and the transactions contemplated thereby or imposes limitations on the ability of ETECH to exercise and possess all of its rights, privileges, immunities and franchises or to otherwise conduct its business (with limitations applicable only to all similar entities engaged in similar business) as of the Closing Date;

          (f) all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, including the approval by ETECH's shareholders of the transactions contemplated by this Agreement, as required, shall have occurred and all appropriate documents incident thereto as IMPV may reasonably request shall have been delivered to it.

          (g) no action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced against the parties hereto or any of the affiliates, associates, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions;

          (h) ETECH and each ETECH Subsidiary shall have received any requisite approvals to this Agreement from all third parties having, under the terms of its respective loan, lease and other agreements, the right to approve or reject this Agreement or to cancel its agreement with ETECH on or before the Closing Date; ETECH hereby represents that all such third parties will have been disclosed to IMPV in writing on or before the Closing Date;

          (i) ETECH shall execute and deliver or cause to be executed and delivered to IMPV such documents as are required at the Closing, pursuant to
Article 8;

          (j) IMPV shall have obtained such representations, warranties and covenants from the holders of the Merged Interests as IMPV deems reasonably necessary to assure that the issuance of IMPV Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and of applicable Blue Sky laws and to permit IMPV to make such filings, or obtain such permits or qualifications, as may be required in connection therewith under the Securities Act or applicable Blue Sky laws;

          (k) IMPV shall have received a fairness opinion, at IMPV's expense, reasonably satisfactory to IMPV, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to IMPV's stockholders;

          (l) ETECH  shall have  secured the New Capital as set forth in Section
2.3 of this Agreement.

          (m) The Buyback Price shall be at least $0.14, or if a lesser amount, IMPV shall have received a fairness opinion, at IMPV's expense, reasonably satisfactory to IMPV, to the effect that the Buyback Price is fair from a financial point of view to IMPV's stockholders;

          (n) The debt related to the Convertible Loans shall have been converted into shares of ETECH Common Stock; and

          (o) IMPV shall have immediately available for payment the Buyback Amount, less the $250,000 balance of the New Capital

     7.2 Conditions to the Obligation of ETECH to Close.

          The obligation of ETECH to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          (a) each of the representations and warranties of IMPV and Merger Sub contained in this Agreement shall be true when made and, with such changes as indicated in any Disclosure Schedule provided to ETECH prior to the Closing shall be true in all material respects on and as of the Closing Date; each of the covenants and agreements of IMPV and Merger Sub to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and ETECH shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed by the Chairman of IMPV;

          (b)  Intentionally omitted.

          (c) there shall not have been issued or be in effect any order of any court, agency or other tribunal of competent jurisdiction which has the effect of prohibiting or prohibits the performance of the Agreement and the transactions contemplated thereby or imposes limitations on the ability of IMPV to exercise and possess all of its rights, privileges, immunities and franchises or to otherwise conduct its business (with limitations applicable only to all similar entities engaged in similar business) as of the Closing Date;

          (d) all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, including the approval by the shareholder of Merger Sub, as required, of the transactions contemplated by this Agreement, shall have occurred and all appropriate documents incident thereto as ETECH may reasonably request shall have been delivered to it.

          (e) no action, suit or proceeding before any Governmental Entity shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced against the parties hereto or any of the affiliates, associates, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions;

          (f) IMPV and each IMPV Subsidiary shall have received any requisite approvals to this Agreement from all third parties having, under the terms of any of its agreements, the right to approve or reject this Agreement or to cancel its agreement with IMPV on or before the Closing; IMPV hereby represents that all such third parties will have been disclosed to ETECH in writing as of the Closing Date;

          (g) IMPV shall have executed and delivered or caused to be executed and delivered to ETECH such documents as are required at the Closing, pursuant to Article 8; and

          (h) IMPV shall have delivered an updated Schedule 4.26 for purposes of the adjustment set forth in Section 2.2(a).



                                  ARTICLE 8
                                   CLOSING

     8.1 Documents to be Delivered by IMPV.

          At the Closing, IMPV will deliver the following to ETECH:

          (a) Share Certificates. Certificates representing the shares of IMPV Common Stock constituting the Merger Consideration;

          (b) Certified Resolutions. Certified resolutions of each of the Board of Directors of IMPV and Merger Sub approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

          (c) Officer's Certificate. A certificate, dated as of the Closing Date, signed by the Chairman of IMPV, as required pursuant to Section 7.2;

          (d) Good Standing Certificates. Governmental certificates showing that IMPV and Merger Sub are duly incorporated, validly existing and in good standing in their respective states of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 4.1(a), certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

          (e) Stock Options. Notices of grant or equivalent documentation approved by the Board of Directors of IMPV and issued to each holder of ETECH Options, evidencing the issuance of the IMPV Options pursuant to the terms and conditions set forth in Section 1.3(b) hereof;

          (f) Statement of Liabilities. A statement showing the amount of IMPV's liabilities to be paid in accordance with Section 5.12;

          (g) Schedules.  All schedules of IMPV required by this Agreement; and,

          (h)  Other  Documents.  Such  additional  certificates,   instruments,
documents, information and materials as ETECH may reasonably request no later than 48 hours prior to the Closing.

     8.2 Documents to be Delivered by ETECH.

          At the Closing, ETECH will deliver the following to IMPV:

          (a) Share Certificates. Certificates representing the shares of the outstanding ETECH Common Stock;

          (b) Certified Resolutions. Certified resolutions of the Board of Directors of ETECH approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

          (c) Officer's Certificate. A certificate, dated as of the Closing Date, signed by the President or Chief Executive Officer of ETECH as required pursuant to Section 7.1;

          (d) Good Standing Certificates. Governmental certificates showing that ETECH is duly organized, validly existing and in good standing in the State of Arizona and qualified to do business as a foreign corporation in each state listed in Schedule 3.1(a), certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

          (e)  Schedules.  All schedules of ETECH required by this Agreement;

          (f) Share Buyback Waiver. Share Buyback Waiver substantially in the form attached as Exhibit B executed by each holder of ETECH Common Stock and any other recipient of Merger Consideration; and,

          (g)  Other  Documents.  Such  additional  certificates,   instruments,
documents, information and materials as IMPV may reasonably request no later than 48 hours prior to the Closing.

     8.3 Mutual Deliveries.

          At the Closing, each of IMPV and ETECH, as applicable, shall execute and deliver or cause to be executed and delivered:

          (a) Articles of Merger  substantially  in the form attached as Exhibit
A.




                                  ARTICLE 9
                            AMENDMENT AND WAIVER

     9.1 Amendment and Modification.

          This Agreement may only be amended or modified in a writing signed by IMPV, Merger Sub and ETECH at any time prior to the Closing Date.

     9.2 Waiver.

          At any time prior to the Closing Date, the parties hereto may by mutual agreement extend the time for the performance of any of the obligations or other acts of any other party hereto. Any party may waive any inaccuracies in the representations and warranties of any other party contained herein or in any schedule or document delivered pursuant hereto and waive compliance by any other party with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto.

                                 ARTICLE 10
                                 TERMINATION

     10.1 Termination by Parties.

          This Agreement may be terminated prior to the Closing Date:

          (a) At the option of IMPV, upon written notice to the other parties, if in the good faith opinion of the Board of Directors of IMPV, ETECH has breached any of the representations and warranties or other covenants of this Agreement or any condition precedent set forth in Section 7.1 has failed to occur and such breach or noncompliance has not been cured in all material respects within 10 days after notice from IMPV to ETECH of such default, or (ii) at the option of ETECH, upon written notice to the other parties, if in the good faith opinion of the Board of Directors of ETECH, either IMPV or Merger Sub has breached any of the representations and warranties or other covenants of this Agreement or any condition precedent set forth in Section 7.2 has failed to occur and such breach or noncompliance has not been cured in all material requested within 10 days after notice from ETECH to IMPV of such default;

          (b)  by mutual agreement of IMPV and ETECH; and

          (c) at the option of the respective Board of Directors of IMPV or ETECH, if any litigation is instituted against ETECH or IMPV, the object of which is to enjoin any party from proceeding with the transactions contemplated under this Agreement or to seek damages against any party hereto or any officer, director or agent of any party as a result of the transactions proposed under this Agreement.

          (d) by ETECH or IMPV if the Closing has not occurred by November 30, 2002.

     10.2 Effect of Termination.

          In the event this Agreement is terminated as provided in Section 10.1, this Agreement shall be void and of no further force and effect, and, except as set forth herein and Section 2.3 and 5.5 above, there shall be no further liability on the part of IMPV or ETECH or any of their respective directors, officers or stockholders as a result of this Agreement. Section 5.5 shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.



                                 ARTICLE 11
                   INDEMNIFICATION AND DISPUTE RESOLUTION

     11.1 Post-Closing Indemnification.

          (a) Subject to the provisions of Section 11.2, from and after the Closing, IMPV shall indemnify and hold harmless ETECH for, from and against any and all Losses (as defined below) arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by IMPV, any subsidiary of IMPV or Merger Sub in this Agreement (as such representations and warranties may be modified by schedules delivered at or before Closing) or in any document or certificate delivered by IMPV at the Closing pursuant hereto.

          (b) Subject to the provisions of Section 11.2, from and after the Closing, ETECH shall indemnify and hold harmless IMPV for, from and against any and all Losses arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by ETECH in this Agreement (as such representations and warranties may be modified by schedules delivered at or before Closing) or in any document or certificate delivered by ETECH at the Closing pursuant thereto.

          (c) "Losses" means all losses, costs (including without limitation attorney's fees), claims, liabilities, damages, lawsuits, demands and expenses (whether or not arising out of third party claims) including, without limitation, interest, penalties, costs of litigation and all amounts paid in the investigation, defense or settlement of any of the foregoing.

     11.2 Limitation On Liability.

          (a) The representations, warranties, agreements, and indemnities of IMPV, any IMPV Subsidiary, Merger Sub and ETECH set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing except as expressly provided in Section 11.2(b).

          (b) No party shall have any liability under this Agreement to indemnify (collectively the "Business Indemnities"), in each case unless the indemnifying party receives notice in writing from the other of such claim under said indemnity on or before the one-year anniversary of the Closing Date. The foregoing limitations shall not apply to any breaches of or obligations to comply with any of the other provisions of this Agreement, regardless of whether such breach or obligation also constitutes a breach or obligation under any of the provisions specifically listed in this Section 11.2(b).

          (c) For purposes of this Section 11.2(c), a party making a claim for indemnity under Section 11.1 is hereinafter referred to as an "Indemnified Party" and the party against whom such claim is asserted is hereinafter referred to as the "Indemnifying Party." All claims by any Indemnified Party under
Section 11.1 hereof shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 11.2(c) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

                 (i) take such action as the Indemnifying Party may reasonably request in connection with such action,

                 (ii) allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

                 (iii) render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

     11.3 Dispute Resolution Procedure.

          The parties agree to use the alternate dispute resolution procedure set forth herein as the sole means of resolving all claims between the parties arising from or under this Agreement (a "Party Claim"), except where equitable remedies are the only means of effectively protecting the injured party. Consequently, the parties will attempt in good faith to resolve any dispute arising out of, or relating to the Agreement promptly and initially by senior leadership of the parties in the following manner: In the event of a Party Claim, a senior representative for each party shall meet within seven (7) days of a written notification of such Party Claim at a location to be selected by the parties to attempt a resolution. If no resolution of the Party Claim occurs at this meeting, the two representatives shall, within seven (7) days of such meeting, refer the matter to the next highest level of management for each party, which individuals shall have the authority to settle the Party Claim. The referring representatives shall promptly prepare and exchange memoranda stating the issues in the Party Claim and each other's position on the merits, summarizing the negotiations which have taken place and attaching relevant documents. If the parties are unable to resolve the Party Claim within the timeframe set forth above, and either or both are unwilling to continue negotiations, the Party Claim shall be promptly referred to and settled by mediation in accordance with the Commercial Mediation Rules of the American
Arbitration Association ("AAA"). In the event mediation is unsuccessful, and either or both parties are unwilling to continue negotiations, the Party Claim shall be settled by binding, non-appealable arbitration administered (i) in Los Angeles, California if the Party Claim is made prior to the Closing or prior to a termination under the provisions of Article 10 of this Agreement and (ii) in Phoenix, Arizona if the Party Claim is made after the Closing or after a termination under Article 10 of this Agreement, in accordance with the American Arbitration Association Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of a Party Claim, the prevailing party shall be entitled to recovery of its reasonable attorneys' fees and costs. Notwithstanding anything to the contrary contained in this section 11.3, injunctive relief may be sought from and enforced by any court of competent jurisdiction.



                                 ARTICLE 12
                                MISCELLANEOUS

     12.1 Entire Agreement.

          This Agreement, and the exhibits and schedules attached hereto, and the agreements contemplated by this Agreement contain the entire agreement among the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. There are nor written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

     12.2 Expenses.

          All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, if this Agreement is terminated by a party (the "Non-breaching Party") as a result of a material breach by the other party (the "Breaching Party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the Breaching Party shall reimburse the Non-breaching Party for all reasonable out-of-pocket fees and expenses (including, without limitation, fees and expenses of counsel and accountants) incurred in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby. Such payment shall be made by the Breaching Party within 5 business days of receipt of documentation from the Non-breaching Party in reasonable detail supporting the amount of such costs and expenses. The remedies set forth in this Section 12.2 shall be in addition to any other rights and remedies allowed by law.

     12.3 Attorneys' Fees.

          Notwithstanding Section 12.2 above, in the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

     12.4 Section Headings.

          The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     12.5 Definition of "Knowledge."

          The "knowledge" of any corporation or other entity not an individual means, with respect to any matter, the actual knowledge of the executive officers of such corporation or other entity after due inquiry of the employees of such corporation or other entity having primary responsibility for such matter.

     12.6 Assignment.

          This Agreement shall not be assigned by any party without the written consent of the other parties and any attempted assignment without such written consent shall be null and void and without legal effect.

     12.7 Notices.

          All notices hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telefacsimile, registered mail or certified mail (return receipt requested) to the parties at the addresses below (or at such other addresses as shall be specified by like notice). Any notice, however given, shall be effective five days after it is sent.


            If to IMPV:       ImproveNet, Inc.
                              1286 Oddstad Drive
                              Redwood City, CA  94063
                              Attn:  Ronald B. Cooper
                              Fax:  (866) 451-0522

            With a copy (which shall not constitute notice) to:

                              Sheppard, Mullin Richter & Hampton, LLP
                              333 South Hope Street
                              Los Angeles, CA  90071
                              Attn:  Lawrence Braun, Esq.
                              Fax:  213-620-1398



            If to ETECH:      eTechLogix, Inc.
                              8930 E. Raintree Drive
                              Suite 300
                              Scottsdale, AZ  85260
                              Attn:  Jeffrey Rassas
                              Fax:  480-346-3000


     12.8 Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.


     12.9 Equitable Remedies.

          The parties acknowledge that the remedies at law may be inadequate to protect against any default hereunder, and consent to the granting of injunctive relief or other forms of equitable relief by a court of competent jurisdiction or a similar judicial body, whether temporary, preliminary or final, whether or not actual damages can be shown.


     12.10 Number of Days.

          In computing the number of days for purposes of this Agreement, all days will be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day that is a legal holiday in the State of Arizona, then the final day will be deemed to be the next day that is not a Saturday, Sunday or day that is a legal holiday in the State of Arizona.


     12.11 Provisions Severable.

          The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.


     12.12 Construction.

          The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.


     12.13 Headings.

          The headings contained in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement.


     12.14 Counterparts.

          This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories. Any photocopy or telefacsimile of this Agreement, with all signatures reproduced on one or more sets of signature pages, will be considered for all purposes as if it were an executed counterpart of this Agreement.


     12.15 Recitals, Schedules and Exhibits.

          The recitals, schedules and exhibits referred to in this Agreement shall be construed with and are an integral part of this Agreement and are incorporated herein by this reference.


                    The next page is the signature page.

            IN WITNESS WHEREOF, this Agreement and Plan or Merger has been executed by each of the parties as of the day and year first above written.




                                           IMPV:

                                           IMPROVENET, INC.


                                           By:__________________________________
                                                 Ronald B. Cooper
                                                 Chairman


                                           MERGER SUB:


                                           By:__________________________________
                                                 Ronald B. Cooper, President


                                           ETECH:

                                           ETECHLOGIX, INC.


                                           By:__________________________________
                                                 Jeffrey I. Rassas, CEO


                                           By:__________________________________
                                                 Homey J. Farsi, President

                          EXHIBIT AND SCHEDULE LIST

     Exhibit A         Form of Articles of Merger

     Exhibit B         Form of Share Buyback Waiver





     Schedule 3.1(a)   ETECH Jurisdictions of Qualification

     Schedule 3.1(b)   ETECH Interests in Other Business Entities

     Schedule 3.3      ETECH Approvals and Consents

     Schedule 3.5      ETECH Options, Warrants and Convertible Securities

     Schedule 3.6(a)   ETECH Financial Statements

     Schedule 3.6(b)   ETECH Additional Liabilities

     Schedule 3.9      ETECH Adverse Changes and Events

     Schedule 3.10     ETECH Defaults

     Schedule 3.11     ETECH Litigation

     Schedule 3.12(a)  ETECH Plans

     Schedule 3.12(e)  ETECH Employee Payments Triggered by Merger

     Schedule 3.12(g)  ETECH Employee Contracts, Etc.

     Schedule 3.12(h)  ETECH Commitments for Employee Contracts

     Schedule 3.14     ETECH Material Contracts and Insurance Policies

     Schedule 3.15(a)  ETECH Exceptions to Tax Returns

     Schedule 3.15(e)  ETECH Affiliated Groups

     Schedule 3.15(h)  ETECH Certain Tax Disclosures; Excess Parachute Payments

     Schedule 3.16     ETECH Title Defects

     Schedule 3.18(b)  ETECH Intellectual Property

     Schedule 3.22     ETECH Shareholder List

     Schedule 4.1(a)   IMPV Jurisdictions of Qualification

     Schedule 4.1(b)   IMPV Interests in Other Business Organizations

     Schedule 4.3      IMPV Approvals and Consents

     Schedule 4.6      IMPV Options, Warrants and Convertibles

     Schedule 4.7(a)   IMPV Financial Statements

     Schedule 4.7(b)   IMPV Additional Liabilities

     Schedule 4.10     IMPV Adverse Changes and Events

     Schedule 4.11     IMPV Defaults

     Schedule 4.12     IMPV Litigation

     Schedule 4.13(a)  IMPV Plans

     Schedule 4.13(e)  IMPV Employee Payments Triggered by Merger.

     Schedule 4.13(g)  IMPV Employee Contracts

     Schedule 4.15     IMPV Material Contracts and Insurance Policies

     Schedule 4.16(a)  IMPV Exceptions to Tax Returns

     Schedule 4.16(e)  IMPV Affiliated Group

     Schedule 4.16(h)  IMPV Certain Tax Exceptions

     Schedule 4.16(j)  IMPV Certain Tax Elections, Etc.

     Schedule 4.17     IMPV Title Defects

     Schedule 4.19(b)  IMPV Intellectual Property

     Schedule 4.26     IMPV Accounts Receivable Aging

                              TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 THE MERGER.........................................................1

   1.1   The Merger..........................................................1
   1.2   Closing Procedures..................................................2
   1.3   Conversion of Securities............................................3
   1.4   Exchange of Share Certificates; Fractional Shares...................4
   1.5   Tax-Free Merger.....................................................5
   1.6   Taking Necessary Action.............................................5

ARTICLE 2 ADDITIONAL TERMS...................................................5

   2.1   Board of Directors..................................................5
   2.2   Share Buyback.......................................................6
   2.3   New Capital. Deposit. Break-Up Fee..................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF ETECH............................8

   3.1   Organization, Capacity and Authority................................8
   3.2   No Conflict, Breach or Default......................................9
   3.3   Approvals and Consents..............................................9
   3.4   Valid Obligation...................................................10
   3.5   Capital Stock of ETECH.............................................10
   3.6   ETECH Financial Statements.........................................10
   3.7   Books and Records..................................................11
   3.8   Regulatory Filings.................................................10
   3.9   Absence of Certain Changes and Events..............................11
   3.10  No Breach of Statute, Decree or Order..............................11
   3.11  Litigation.........................................................12
   3.12  Employee Benefit Plans; Employee Matters...........................12
   3.13  Permits and Licenses...............................................14
   3.14  Material Contracts.................................................14
   3.15  Tax Matters........................................................15
   3.16  Title to Properties................................................16
   3.17  Environmental Matters..............................................19
   3.18  Intellectual Property..............................................19
   3.19  Condition and Sufficiency of Assets................................21
   3.20  Accuracy of Statements.............................................21
   3.21  Brokers' and Finders' Fees.........................................21
   3.22  Shareholder List and Disclosures to New ETECH Investors............21

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF IMPV AND MERGER SUB.............22

   4.1   Organization, Capacity and Authority...............................22
   4.2   No Conflict, Breach or Default.....................................23
   4.3   Approvals and Consents.............................................23
   4.4   Valid Obligation...................................................23

   4.5   Validly Issued Shares; Securities Act Exemption; Blue Sky..........24
   4.6   Capital Stock of IMPV and Merger Sub...............................24
   4.7   IMPV Financial Statements..........................................24
   4.8   Books and Records..................................................25
   4.9   Regulatory Filings.................................................25
   4.10  Absence of Certain Changes and Events..............................25
   4.11  No Breach of Statute, Decree or Order..............................26
   4.12  Litigation.........................................................26
   4.13  Employee Benefit Plans; Employee Matters...........................26
   4.14  Permits and Licenses...............................................28
   4.15  Material Contracts.................................................28
   4.16  Tax Matters........................................................29
   4.17  Title to Properties................................................32
   4.18  Environmental Matters..............................................32
   4.19  Intellectual Property..............................................33
   4.20  Condition and Sufficiency of Assets................................34
   4.21  IMPV Reports and Financial Statements..............................34
   4.22  Accuracy of Statements.............................................34
   4.23  Brokers and Finders' Fees..........................................35
   4.24  Employment Agreements..............................................35
   4.25  New Technologies...................................................35
   4.26  Accounts Receivable................................................35

ARTICLE 5 COVENANTS OF ETECH AND IMPV.......................................35

   5.1   Access to Information..............................................35
   5.2   Conduct of Business................................................36
   5.3   Negative Covenants.................................................37
   5.4   Continued Relationships............................................38
   5.5   Confidentiality....................................................38
   5.6   No Solicitation....................................................39
   5.7   Notification of Certain Matters....................................39
   5.8   Actions by Merger Sub..............................................40
   5.9   Directors' and Officers' Indemnification...........................40
   5.10  Continuation of Benefits...........................................40
   5.11  Costs..............................................................40
   5.12  Existing Liabilities...............................................41
   5.13  AT&T Liability.....................................................41
   5.14  Disclosures to New Investors.......................................41
   5.15  Delivery of Updated Disclosure Schedules...........................41

ARTICLE 6 TAX REPRESENTATIONS AND WARRANTIES................................41

   6.1   IMPV Representations and Warranties................................41
   6.2   ETECH Representations and Warranties...............................42
   6.3   Joint Representations and Warranties...............................43

ARTICLE 7 CONDITIONS PRECEDENT..............................................44

   7.1   Conditions to the Obligation of IMPV to Close......................44

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   7.2   Conditions to the Obligation of ETECH to Close.....................45

ARTICLE 8 CLOSING...........................................................46

   8.1   Documents to be Delivered by IMPV..................................46
   8.2   Documents to be Delivered by ETECH.................................47
   8.3   Mutual Deliveries..................................................48

ARTICLE 9 AMENDMENT AND WAIVER..............................................48

   9.1   Amendment and Modification.........................................48
   9.2   Waiver.............................................................48

ARTICLE 10 TERMINATION......................................................49

   10.1  Termination by Parties.............................................49
   10.2  Effect of Termination..............................................49

ARTICLE 11 INDEMNIFICATION AND DISPUTE RESOLUTION...........................49

   11.1  Post-Closing Indemnification.......................................49
   11.2  Limitation On Liability............................................50
   11.3  Dispute Resolution Procedure.......................................51

ARTICLE 12 MISCELLANEOUS....................................................52

   12.1  Entire Agreement...................................................52
   12.2  Expenses...........................................................52
   12.3  Attorneys' Fees....................................................52
   12.4  Section Headings...................................................53
   12.5  Definition of "Knowledge.".........................................53
   12.6  Assignment.........................................................53
   12.7  Notices............................................................53
   12.8  Governing Law......................................................54
   12.9  Equitable Remedies.................................................54
   12.10 Number of Days.....................................................54
   12.11 Provisions Severable...............................................55
   12.12 Construction.......................................................55
   12.13 Headings...........................................................55
   12.14 Counterparts.......................................................55
   12.15 Recitals, Schedules and Exhibits...................................56



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